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                                                                       EXHIBIT 5

                     [BROBECK, PHLEGER & HARRISON LETTERHEAD]


                                  June 14, 2001

DoubleClick Inc.
450 West 33rd Street
New York, NY 10001

Ladies and Gentlemen:

                  We have acted as counsel to DoubleClick Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale of up to 1,349,981 shares (the "Shares") of the Company's common stock, par value $0.001 per share, as described in the Company's Registration Statement on Form S-3 ("Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

                  This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

                  We have examined such records and documents and have made such examination of laws as we considered necessary to form a basis for the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof. Based upon and subject to the foregoing, we are of the opinion that the Shares are legally issued, fully paid and nonassessable.

                  We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.


                                          Very truly yours,

                                          /s/ BROBECK, PHLEGER & HARRISON LLP

                                          BROBECK, PHLEGER & HARRISON LLP